UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

SHOPPER’S WALLET, INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-139765

Nevada	98-050298
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

33 Hanesher Street, Raanana 43726, Israel
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (011) (972) 9-771-1842

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 7, 2007, Mr. Jacob Perry, our President, Chief Executive Officer and director, agreed to sell all of his 2,500,000 shares of our issued and outstanding common stock to Ms. Jana Whitlock for an aggregate price of $25,000, pursuant to a stock purchase agreement attached hereto as Exhibit 10.1.

On November 7, 2007, Mr. Dejan Mirkovic, our Secretary, Treasurer and director, agreed to sell all of his 2,500,000 shares of our issued and outstanding common stock to Ms. Jana Whitlock for an aggregate price of $25,000, pursuant to a stock purchase agreement attached hereto as Exhibit 10.2.

The foregoing stock purchase agreements are scheduled to close on or before November 19, 2007. Upon consummation of these stock purchases, Ms. Jana Whitlock will be the owner of 5,000,000 shares of our common stock representing approximately 68.18% of our issued and outstanding common stock.

The foregoing descriptions of the stock purchase transactions do not purport to be complete and are qualified in their entirety by reference to the stock purchase agreements, which are attached hereto as Exhibits 10.1 and 10.2, and which are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In addition, on or prior to the closing of the aforementioned stock purchase agreements, Mr. Dejan Mirkovic and Mr. Jacob Perry agreed to resign as directors and officers of our company and Ms. Jana Whitlock agreed to join our company as a director and officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of November 7, 2007, by and between Mr. Jacob Perry and Ms. Jana Whitlock.

10.2	Stock Purchase Agreement, dated as of November 7, 2007, by and between Mr. Dejan Mirkovic and Ms. Jana Whitlock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHOPPER’S WALLET, INC.

By:	/s/ Dejan Mirkovic
Name:	Dejan Mirkovic
Title:	Director

Date: November 7, 2007